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SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12
SYS
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 22, 2004

To the Holders of Common Stock of SYS:

        The 2003 Annual Meeting of Shareholders of SYS (the "Company") will be held at the Renaissance Esmeralda Hotel, 44-400 Indian Wells Lane, Indian Wells, California, 92210 on January 22, 2004, at 9:00 a.m., local time, to consider the following business:

  1.
  To elect a Board of seven Directors to serve for the ensuing year and until their respective successors are elected; and

  2.
  To approve the appointment of KPMG, public accountants, as independent public auditors to examine the accounts of the Company for fiscal year 2004.

        The Board of Directors has fixed November 21, 2003 as the record date for the determination of shareholders entitled to notice of and vote at the 2003 Annual Meeting of Shareholders and at any adjournment thereof.

        All Shareholders are cordially invited to attend the 2003 Annual Meeting of Shareholders in person. Whether or not you plan to attend, please date, sign, and promptly return the enclosed Proxy in the enclosed self-addressed envelope in order that your shares are represented at this meeting and to ensure a quorum. If you are able to attend in person, we will cancel the Proxy at your request.

By Order of the Board of Directors
/s/ MICHAEL W. FINK
San Diego, California December 12, 2003	Michael W. Fink Secretary

SYS

PROXY STATEMENT

GENERAL INFORMATION

        The accompanying proxy is solicited by and on behalf of the Board of Directors of SYS (the "Company") to be used at the 2003 Annual Meeting of Shareholders to be held at the Renaissance Esmeralda Hotel, 44-400 Indian Wells Lane, Indian Wells, California, 92210, at 9:00 a.m., local time. The approximate mailing date of this proxy statement and the accompanying proxy and annual report is December 19, 2003.

        When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2003 Annual Meeting of Shareholders in accordance with any directions noted thereon. If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date. Any shareholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

        The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or fax, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING RIGHTS

        The only voting securities of the Company consist of Common Stock. Holders of record of Common Stock on November 21, 2003 will be entitled to vote at the 2003 Annual Meeting of Shareholders. On that date, there were 6,112,443 shares of Common Stock outstanding. Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors. Under California law, each shareholder may cumulate his votes for candidates placed in nomination prior to the voting for directors. Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (seven (7) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares. Directors shall be elected by a plurality of the votes cast.

ELECTION OF DIRECTORS

        At the 2003 Annual Meeting of Shareholders, seven directors are to be elected. Each director will serve until the next Annual Meeting and until his successor has been elected and qualified. Six of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors. The Company knows of no reason why the nominees would not be available for election and would not be able to serve.

        In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the seven nominees for election as Directors of the Company. If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the Proxy.

        Proxies solicited by the Board of Directors cannot be voted for more than seven nominees for directors.

        The table immediately following contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

Name	Age	Principal Occupation	Date Elected Director	Other Directorships
John M. Burns	57	President and CEO, Power Partners International, Inc.	Nov. 20, 2001	Scripps Ventures; Power Partners, Medi Credit.Com, Alturdyne and SmartPro3
Clifton L. Cooke, Jr.	56	President and Chief Executive Officer of the Company	Nov. 20, 2001	None
David A. Derby	62	Consultant	Nov. 20, 2001	AML Communications; Corporate Directors Forum; and Fellowship Center
General Al Gray, USMC (Ret.)	74	Consultant to Industry and the Government	April 14, 2003	Vi-Jon Laboratories, Inc., and Information Assurance Inc.
John R. Hicks	57	Consultant		None
Thomas A. Page	70	Consultant	April 14, 2003	Cuyamaca Bank, Leap Wireless, Metallic Power
Charles E. Vandeveer	62	Sr. Vice President, Enterprise Solutions Division of the Company	Mar. 21, 1997	None

        John M. Burns was initially elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Burns was elected Vice-Chairman of the Board of Directors on April 14, 2003. Since 1996, Mr. Burns has been the Executive Vice President of Power Partners International, Inc. a power plant development firm. In addition, since 1990, Mr. Burns has been Chairman and Chief Executive Officer of Scripps Ventures, Inc., a San Diego based investment company. Prior to holding these positions, he was a Vice President of Management Analysis Company, a $40 million technical and business consulting firm with clients that included Pacific Gas & Electric, San Diego Gas & Electric Company, Merrill Lynch, Raytheon, World Bank, Fulbright & Jaworski, Steptoe & Johnson, U.S. Department of Energy, and the U.S. Environmental Protection Agency. Mr. Burns has also held various positions with San Diego Gas & Electric Company. Mr. Burns currently serves on three boards of directors in addition to SYS, including those of MediCredit, Scripps Ventures and Power Partners. Mr. Burns served in the U.S. Navy, Civil Engineering Corps, from 1969 to 1972. He holds a B.S. degree in Civil Engineering from Worcester Polytechnic Institute and a Juris

Doctorate from the University of San Diego. In addition, Mr. Burns has served as a board member or fundraiser for various civic and philanthropic organizations in California and Hawaii.

        Clifton L. Cooke, Jr. was elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Cooke was elected President and Chief Executive Officer on April 14, 2003. Prior to, Mr. Cooke was the President and Chief Operating Officer of SYS, a position that he has held since January 16, 2002. From 2000 through 2002, Mr. Cooke was self-employed as an independent consultant. Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company, from 1998 through 2000. Mr. Cooke's principal responsibility at Titan was to maximize the commercial success of Titan's defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and Chief Executive Officer of the $170 million Titan Technologies Division. From 1988 to 1998, Mr. Cooke was founder and Chief Executive Officer of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in industry and government. While at VisiCom, Mr. Cooke was responsible for VisiCom's acquisition of six small companies that contributed significantly to VisiCom's revenue growth. Prior to starting VisiCom in 1988, Mr. Cooke was founder and Chief Executive Officer of Advanced Digital Systems ("ADS"). ADS focused on providing engineering services for DoD satellite programs. Mr. Cooke received his B.A. degree in Applied Physics and Information Science from the University of California, San Diego.

        David A. Derby was elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Derby was elected Chairman of the Board of Directors on April 14, 2003. Mr. Derby is an independent business consultant serving New York Stock Exchange and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. A founder of Datron Systems Incorporated, Mr. Derby was its president and Chief Executive Officer from 1982 until 1997. From 1997 through 2001, Mr. Derby served as Chairman, President and Chief Executive Officer of Datron Systems. During his tenure, Datron completed two public offerings, made several acquisitions, funded and later sold a new venture, sold a number of product lines and successfully brought to market a line of consumer products derived from military technology. In September 2001, Mr. Derby negotiated the sale of Datron to Titan Corporation through a tax-free exchange of stock. Since 1995, Mr. Derby has served on the board of directors, chaired the audit committee and served on the compensation committee of AML Communications, a wireless communications company headquartered in Camarillo, California. He also is a member of the board of directors of the Corporate Directors Forum, a nonprofit organization dedicated to better corporate governance through better education of directors. In 1996, Mr. Derby joined the board of The Fellowship Center, a residential, social model recovery facility for the treatment of addiction to alcohol and other drugs. He was elected President of that board in 2000. Mr. Derby also provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA's Gemini Program, served in the U.S. Navy from 1959 to 1962 and studied engineering at California State University, Northridge.

        General Alfred (Al) M. Gray was elected to the Board of Directors on April 14, 2003. General Gray, in 1991, retired from the U.S. Marine Corps after 41 years of service and joined Garber International Associates (GIA) as Senior Associate. He is currently Chairman and CEO. From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps. In these capacities, General Gray was responsible for the organization, training, equipment, readiness, effectiveness, efficiency and total performance of the Marine Corps. He served as military advisor to the President, the National Security Council and the Secretary of Defense. From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO). He enlisted in the Marine Corps in 1950 and achieved the rank of sergeant. He was commissioned a

Second Lieutenant in 1952. In addition to being a recipient of numerous American military awards, General Gray has also received awards from the Republic of Korea, the Netherlands, Chile, Argentina, Colombia and Brazil. General Gray holds a B.S. from the State University of New York. He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University. General Gray is the recipient of two honorary Doctor of Law degrees, one from Lafayette College and the other from Monmouth College, and is a recipient of a Doctor of Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

        John R. Hicks is President and CEO of JSH Investments, which he founded in 1998. JSH Investments is an emerging technology investor for the AIDC market and Real Estate Management Company. From 2001-2003, Mr. Hicks served on the Advisory council for Teklynx Corporation a $40 million subsidiary of Brady Corporation a publicly traded company of $700 + million. Brady Corporation is a manufacturer and converter of specialty labels and a systems integrator for the Auto ID industry. From 1980 to 1998, Mr. Hicks was the Founder and President of CW Technologies, a software development company. CW Technologies developed software for Laser and Thermal printing devices; CW has held several US patents with regards to thermal printing devices and software. From 1987 to 1998, Mr. Hicks was the Founder and CEO of Codewriter Industries Inc. a $15+ million manufacturer and developer of thermal printers for the Auto ID industry. Codewriter developed products for the US Department of Defense, US Healthcare market and specialty retail products. In 1998 Codewriter Industries was acquired by Datasouth Computer Corporation a then publicly traded company. From 1972 to 1980, Mr. Hicks was the Vice President of Sales and New Product development for CCR Corporation a POS distributor and developer. In 1978 CCR was integrated with Micros Systems a publicly traded manufacturer of POS Systems, at which time Mr. Hicks became VP of new product development until his departure in 1980. Mr. Hicks received a B.S. degree in Business Administration from the University of Southern California with a minor in Computer Science.

        Thomas A. Page was elected to the Board of Directors on April 14, 2003. Mr. Page is the former Chairman of the Board of Enova Corporation and San Diego Gas & Electric Company (SDG&E). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer and added the Chairmanship in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas, including Executive Vice President, member of the Board and President of its non-utility business operations. Earlier, he served as Treasurer and Controller of Wisconsin Power and Light in Madison, Wisconsin. Mr. Page earned his Bachelor of Science degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994. He has been licensed as a Certified Public Accountant ("CPA") and Professional Engineer. Among his current activities he is an elected member of the Grossmont Union High School District Board of Education and a director of the San Diego Regional Economic Development Corporation. Mr. Page is Chairman of Cuyamaca Bank, a Director of Leap Wireless International, Targeted Molecules Corp., Metallic Power, and an Advisory Director of Sorrento Ventures, a venture capital firm.

        Charles E. Vandeveer was elected to the Board of Directors on March 21, 1997, and was re-elected to the Board of Directors on April 14, 2003. Mr. Vandeveer is the Company's Sr. Vice President, Enterprise Solutions Division. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company in 1987. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE NOMINEES NAMED ABOVE.

        There are no family relationships among any of the directors and executive officers of the Company.

AFFILIATE TRANSACTIONS AND RELATIONSHIPS

        During the year ended June 30, 2003, the Board of Directors granted 136,250 stock purchase options to six outside directors exercisable at various prices per share. Some of these purchase options contain certain buyback provisions, which become effective in the event of termination of directorship.

        On September 15, 2003 for the fiscal year ending June 30, 2004, the Company issued 33,378 shares of common stock to the Company's 401(k)/Employee Stock Ownership Plan. These shares were part of the Company's contribution to the employees for FY 2003.

        Section 16(a) Beneficial Ownership Reporting Compliance.    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of the Common Stock. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during FY 2003, its executive officers and directors complied with Section 16(a) requirements.

        Pursuant to the reporting requirements of Item 404(c) of Regulation S-K, no officer or director of the Company is indebted to the Company in an amount in excess of $60,000.

        The term of office for director runs until the next annual meeting of shareholders and until a successor has been elected and qualified. The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his successors.

SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors recommends appointment of KPMG as the Company's independent auditors for the Company's 2004 fiscal year (commencing July 1, 2003) and nominates that firm for selection at the 2003 Annual Meeting of Shareholders. A representative of KPMG is expected to be made available telephonically at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by J.H. Cohn LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $95,000. All other fees were $19,000 including audit-related services of $11,000 and non-audit services; primarily tax compliance services, of $8,000. Audit-related services generally include fees for accounting consultations, business acquisitions, and work related to equity offerings. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Financial Information Systems Design and Implementation

        There were no fees billed by J.H. Cohn LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2003.

Audit Committee Charter

        The Company's Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee. A copy of the Charter of the Audit Committee is an appendix to the 2001 Proxy Statement.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, in accordance with Statement of Auditing Standards No. 61.

        The Company's independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003. The Audit Committee also recommended the appointment of KPMG as the independent auditors for fiscal year ending June 30, 2004 and the Board concurred in such recommendation. All members of the Audit Committee are considered to be "independent directors," as defined in NASDAQ Marketplace Rule 4200.

AUDIT COMMITTEE

/s/ JOHN M. BURNS (Chairman)    /s/DAVID A. DERBY    /s/KAMERON W. MAXWELL    /s/THOMAS A. PAGE

GENERAL

        The Board of Directors held nine scheduled meetings during the fiscal year 2003, including its Annual Board Meeting in April 2003. A quorum was reached at each of these meetings.

REMUNERATION

        The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 2003 for services in all capacities to the Chief Executive Officer and each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000, and the remuneration paid during each year to all officers as a group:

Cash and Cash-Equivalent
Forms of Remunerations

		Annual Compensation
Name and Principal Position	Fiscal Year
		Salary	Other
W. Gerald Newmin(1) Chairman, CEO	2003	$116,762	None
Clifton L. Cooke, Jr.(2) President, CEO, COO		$190,757	None
Michael W. Fink(3) Secretary, Sr. Vice President, CFO		$144,308	$26,993
Robert A. Babbush(4) Assistant Secretary		$123,762	None

All Executive Officers(4) as a Group	2003	$575,589	$26,993
(1)
Mr. Newmin did not stand for re-election to the positions of Chairman and CEO and therefore his employment with the Company ended on April 14, 2003.

(2)
Mr. Cooke was President and COO through April 14, 2003. On April 14, 2003, Mr. Cooke became the President and CEO of the Company.

(3)
Mr. Fink's Other Compensation was accrued personal leave that was exchanged for debt owed the Company.

(4)
Mr. Babbush became the Company's Assistant Secretary on April 14, 2003.

        During fiscal year 2003, each Director of the Company (excluding full time executive officers) received cash and stock options for Company common stock (see below for amounts and stock option prices) plus approved expenses per month. During the last year, the Board of Directors of the Company held nine Board of Director meetings. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board.

        Common stock options outstanding to directors and officers as of September 26, 2003 are footnoted in the following table.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following information is furnished as of September 26, 2003 for each director, all directors and officers as a group, and each stockholder who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

Title Of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Common Stock Without Par Value	Clifton L. Cooke, Jr. 3509 Via Loma Vista Escondido, CA 92024	Director, President, Chief Executive Officer	1,251,594	(3)	20.9%
	SYS 401(k) Employee Stock Ownership Plan 5050 Murphy Canyon Road Suite 200 San Diego, CA 92123	Owner of more than 5%	498,591		9.0%
	Lawrence L. Kavanau Casa de Manana, 849 Coast Blvd. Casa Loma, Apt. 214 La Jolla, CA 92037-4233	Owner of more than 5%	469,522	(4)	8.5%
	W. Gerald Newmin 48 Admiralty Cross Coronado, CA 92118	Owner of more than 5%	386,324	(5)	6.9%
	C-Cubed Corporation 6800 Versar Center Suite 300 Springfield, VA 22151	Owner of more than 5%	302,877		5.5%
	Gary L. Fitzhugh 898 Coachway Annapolis, MD 21401	Owner of more than 5%	300,000		5.4%
	John M. Burns 12265 Spruce Grove Place San Diego, CA 92131	Director	254,670	(6)	4.5%
	Charles E. Vandeveer 8203 Tiara Drive Ventura, CA 93004	Director, Sr. Vice President	229,616	(7)	4.2%
	Michael W. Fink 3410 Bangor Place San Diego, CA 92106	Sr. Vice President, Secretary	140,780	(8)	2.5%
	Thomas A. Page 1904 Hidden Crest Drive El Cajon, CA 92109	Director	109,759	(9)	2.0%
	Robert A. Babbush 10272 Rue Saint Jacques San Diego, CA 92131	Assistant Secretary	78,200	(10)	1.4%
	Kameron W. Maxwell P.O. Box 3736 Rancho Santa Fe, CA 92067	Director	77,235	(11)	1.4%
	David A. Derby 10784 Loire Avenue San Diego, CA 92131	Director, Chairman of the Board	68,574	(12)	1.2%
	Alfred M. Gray 6317 Chaucer View Circle Alexandria, VA 22304	Director	17,259	(13)	0.3%

All Directors and Officers as a Group	2,228,937	(14)	34.9%

(1)
To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.

(2)
As of September 26, 2003, a total of 5,511,993 shares of Common Stock of the Company has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)
The following warrant and convertible note of Mr. Cooke are included in the stock total: (1) warrant for 250,000 shares, exercise price of $1.00 per share, (2) convertible note which may be converted into 225,000 shares, conversion price of $1.00 per share. Mr. Cooke has a total of 475,000 shares that may be purchased through warrants or convertible notes. The total shown here includes these warrants and convertible notes. Subsequent to September 26, 2003, Mr. Cooke did exercise his warrant for 250,000 shares and converted his notes into 225,000 shares.

(4)
The following stock options of Mr. Kavanau are included in the stock total: (1) granted 3/30/2002, 3,000 shares, option price of $1.40 per share and (2) granted 6/30/2002, 2,000 shares, option price of $1.57 per share and (3) granted 9/28/02, 2,000 shares, option price of $1.18 per share, and (4) granted 12/28/02, 2,000 shares, option price of $1.50 per share. Mr. Kavanau has a total of 9,000 shares that may be purchased through stock options. The total shown here includes these stock options.

(5)
The following stock options of Mr. Newmin are included in the stock total: (1) granted 6/19/02, 100,000 shares of which all are vested, option price of $1.29 per share. Mr. Newmin has a total of 100,000 shares that may be purchased through stock options. The total shown here includes these stock options.

(6)
The following warrants, stock options and convertible notes of Mr. Burns are included in the stock total: (1) granted 11/20/01, 25,000 shares of which 9,241 were vested as of 9/26/2003, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 5,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 5,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 4,000 shares, option price of $1.50 per share, (6) granted 3/29/03, 2,500 shares, option price of $2.27 per share, (7) granted 4/14/03, 10,000 shares, option price of $2.30 per share, (8) granted 6/30/03, 7,500 shares, option price of $1.80 per share, (9) granted 9/26/03, 7,500 shares, option price of $2.20 per share, (10) warrant which expires on 6/16/06 for 1,250 shares, exercise price of $1.00 per share and (7) convertible notes which may be converted into 62,500 shares, conversion price of $1.00 per share. Mr. Burns has a total of 120,491 shares that may be purchased through stock options, warrants or convertible notes. The total shown here includes these stock options, warrants or convertible notes.

(7)
The following stock options of Mr. Vandeveer are included in the stock total: (1) granted 6/19/01, 40,000 shares of which 16,000 shares will be vested 60 days after September 26, 2003, option price of $1.25 per share and (2) granted 8/28/02, 20,000 shares of which 4,000 shares will be vested 60 days after September 26, 2003, option price of $1.25 per share. Mr. Vandeveer has a total of 20,000 shares that may be purchased through stock options. The total shown here includes these stock options.

(8)
The following stock options of Mr. Fink are included in the stock total: (1) granted 6/19/01, 25,000 shares of which 10,000 shares will be vested 60 days after September 26, 2003, option price of $1.25 per share and (2) granted 8/28/02, 10,000 shares of which 2,000 shares will be vested 60 days after September 26, 2003, option price of $1.25 per share. Mr. Fink has a total of 12,000 shares that may be purchased through stock options. The total shown here includes these stock options.

(9)
The following stock options of Mr. Page are included in the stock total: (1) granted 4/14/03, 25,000 shares of which 2,259 were vested as of 9/26/2003, option price of $2.30 per share, (2) granted 6/30/03, 3,750 shares, option price of $1.80 per share, (3) granted 9/26/03, 3,750 shares, option price of $2.20 per share and (4) convertible notes which may be converted into 50,000 shares, conversion price of $1.00 per share. Mr. Page has a total of 59,759 shares that may be purchased through stock options. The total shown here includes these stock options.

(10)
The following stock options of Mr. Babbush are included in the stock total: (1) granted 10/24/00, 20,000 shares of which 14,000 were vested as of 9/26/2003, option price of $1.00 per share, (2) granted 6/19/01, 20,000 shares of which 8,000 were vested as of 9/26/2003, option price of $1.25 per share, (3) granted 8/28/02, 10,000 shares of which 2,000 were vested as of 9/26/2003, option price of $1.25 per share and (4) convertible note which may be converted into 25,000 shares, conversion price of $1.00 per share. Mr. Babbush has a total of 49,000 shares that may be purchased through stock options. The total shown here includes these stock options.

(11)
The following stock options of Mr. Maxwell are included in the stock total: (1) granted 9/1/99, 9,300 shares, option price of $0.625 per share, (2) granted 9/21/99, 25,000 shares of which 20,070 were vested as of 9/26/2003, option price of $1.00 per share, (3) granted 3/31/01, 3,000 shares, option price of $0.94 per share, (4) granted 6/30/01, 4,500 shares, option price of $1.13 per share, (5) granted 9/29/01, 2,000 shares, option price of $1.26 per share, (6) granted 12/29/01, 2,000 shares, option price of $1.20 per share, (7) granted 3/30/02, 4,500 shares, option price of $1.27 per share, (8) granted 6/30/02, 6,000 shares, option price of $1.43 per share, (9) granted 9/28/02, 3,500 shares, option price of $1.18 per share, (10) granted 12/28/02, 3,000 shares, option price of $1.50 per share, (11) granted 3/29/03, 2,500 shares, option price of $2.27 per share, (12) granted 6/30/03, 3,750 shares, option price of $1.80 per share, (13) granted 9/26/03, 3,750 shares, option price of $2.20 per share. Mr. Maxwell has a total of 67,870 shares that may be purchased through stock options. The total shown here includes these stock options.

(12)
The following stock options of Mr. Derby are included in the stock total: (1) granted 11/20/01, 25,000 shares of which 9,241 were vested as of 9/26/2003, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 4,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 3,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 3,500 shares, option price of $1.50 per share, (6) granted 3/29/03, 2,000 shares, option price of $2.27 per share, (7) granted 4/14/03, 10,000 shares, option price of $2.30 per share, (8) granted 6/30/03, 11,250 shares, option price of $1.80 per share, (9) granted 9/26/03, 11,250 shares, option price of $2.20 per share. Mr. Derby has a total of 60,241 shares that may be purchased through stock options. The total shown here includes these stock options.

(13)
The following stock options of Mr. Gray are included in the stock total: (1) granted 4/14/03, 25,000 shares of which 2,259 were vested as of 9/26/2003, option price of $2.30 per share, (2) granted 6/30/03, 7,500 shares, option price of $1.80 per share, and (3) granted 9/26/03, 7,500 shares, option price of $2.20 per share. Mr. Gray has a total of 17,259 shares that may be purchased through stock options. The total shown here includes these stock options.

(14)
Current officers and directors hold a total of 881,620 stock options, warrants and convertible notes that are currently or will be vested within 60 days after September 26, 2003. The total shown here includes these stock options.

        No director or officer of the Company is the beneficial owner of any shares of the Company's Series B 9% Cumulative Convertible Callable Non-Voting Preference Stock, $1.00 par value, except for Mr. Babbush, the Company's Assistant Secretary. Mr. Babbush owns 1,056 shares, which is 1.5% of the outstanding preference stock. As of November 14, 2003, the Company has called all of the outstanding preference stock. The date of redemption for the preference stock is December 15, 2003.

EXECUTIVE OFFICERS

        The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of the Company:

Name	Age	Capacity
Robert A. Babbush	40	Assistant Secretary
Michael W. Fink	46	Secretary
Edward M. Lake	49	Chief Financial Officer

        Robert A. Babbush, age 40, is the Company's Director of Corporate Administration and was elected Assistant Secretary on April 14, 2003. Mr. Babbush is responsible for the Human Resources and Facilities functions, in addition to his involvement in operational issues. Prior to joining SYS, Mr. Babbush was Vice President of Corporate Administration at VisiCom, an embedded software developer and designer of video, imaging, graphics and audio boards. He has knowledge and experience in the areas of organizational development, process improvement, integration of mergers and acquisitions, and managing growth in a manner that creates the necessary infrastructure while retaining an entrepreneurial environment. Mr. Babbush has a Bachelor's degree in Business/Economics from UC Santa Barbara, and an MBA in International Business Management from San Diego State. He also serves as an adjunct faculty member at the University of Phoenix.

        Michael W. Fink, age 46, is Sr. Vice President, Finance and Contracts at the Corporate offices. He has been the Corporate Secretary since January 20, 1999. He was the acting Chief Financial Officer from January 16, 2002 through August 4, 2003. Mr. Fink joined SYS in July 1995 as its Vice President of Finance and Administration. He is responsible for the financial and contract functions of the Company, including finance, accounting, Securities and Exchange Commission reporting, banking, contracts and other management areas. He previously held various executive positions at San Diego Aircraft Engineering, Inc. ("SANDAIRE"), an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE's major customers include the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a B.S. degree in Business Administration (Accounting) from San Diego State University ("SDSU"). He has also attended graduate school at SDSU, where he studied mechanical engineering.

        Edward M. Lake, age 49, became the Company's Chief Financial Officer on August 4, 2003. Mr. Lake has over 15 years of financial management experience in the high tech industry including software, wireless communications and medical devices. In addition to the core CFO responsibilities of finance and administration, he has had significant operating experience with oversight responsibility for all business functions and multiple business units in both private and publicly traded companies. He has successfully completed both private and public financings including IPO as well as M&A transactions. He has worked with companies in the US and internationally, ranging in size from the startup phase through to a subsidiary of a billion dollar NYSE company. Mr. Lake was CFO/COO for WIDCOMM, a leading software provider of Bluetooth short-range wireless connectivity solutions. He was SVP/CFO for Cayenta Inc., a $70 million commercial subsidiary of the Titan Corporation (NYSE:TTN), a billion dollar defense company, providing enterprise software products, system integration, application hosting and managed services. He was EVP/CFO and Secretary for Optimay Corporation and Optimay GmbH, a mobile telecommunications software company, which was acquired by Lucent Technologies in 1998; EVP/CFO and Secretary for Intelligent Surgical Lasers, Inc., a development stage medical laser company during which time it completed an initial public offering and subsequent merger and VP/CFO for Telesoft, an international software development company that was acquired by a European company. Mr. Lake received his B.S. in Business Administration (Accounting) from San Diego State University, started his financial career with Coopers & Lybrand and is a CPA.

SHAREHOLDER PROPOSALS

        Any proposal which a shareholder wishes to present at the next Annual Shareholders Meeting for Fiscal Year 2004 must be received at the Company's office at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, no later than July 1, 2003 in order to be included in the Company's proxy statement and proxy relating to that meeting.

ANNUAL REPORT

        THE COMPANY'S 2003 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH. Upon written request to Shareholder Relations Department at 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, and at no charge, a copy of the Company's annual report on Form 10-KSB, including the financial statements and the financial statement schedules, will be forwarded. The Form 10-KSB is also available on the Company's website, www.systechnologies.com.

OTHER BUSINESS

        Management does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment and in the interest of the Company.

By Order of the Board of Directors
/s/ MICHAEL W. FINK
San Diego, California December 12, 2003	Michael W. Fink Secretary

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JANUARY 22, 2004

        The undersigned hereby appoints Thomas A. Page and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 2003 Annual Meeting of Shareholders of SYS to be held at 9:00 a.m. at the Renaissance Esmeralda Hotel, 44-400 Indian Wells Lane, Indian Wells, California, 92210.

        The shares represented by this proxy can be voted as marked by the SYS common shareholder of record on, whose printed name and signature is placed on the opposite side. Please mark the appropriate box.

Item 1.    Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees:	John M. Burns Clifton L. Cooke, Jr. David A. Derby	General Al Gray, USMC (Ret.) John R. Hicks Thomas A. Page	Charles E. Vandeveer
To withhold authority for any individual nominee, write the nominee's name in the space provided:

Item 2.    Proposal to approve the appointment of KPMG as the independent certified public accountants for the Corporation for its 2004 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(NOTE: Please see reverse of this page)

IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES. IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF, the undersigned has signed this proxy on		,
	(month and day)		(year)

The undersigned    ☐    PLANS    ☐    DOES NOT PLAN to attend the meeting. Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

(Print Name)	(Signature)
(Print Name)	(Signature)

NOTE:    Please date the proxy and sign your name as it appears on the label. If shares are registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY

QuickLinks

SYS PROXY STATEMENT GENERAL INFORMATION
VOTING RIGHTS
ELECTION OF DIRECTORS
AFFILIATE TRANSACTIONS AND RELATIONSHIPS
SELECTION OF INDEPENDENT AUDITORS
Audit Fees
Financial Information Systems Design and Implementation
Audit Committee Charter
Audit Committee Report
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE
GENERAL
REMUNERATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
OTHER BUSINESS